UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2019

Texas Pacific Land Trust

(Exact name of registrant as specified in its charter)

Not Applicable	1-737	75-0279735
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 Pacific Avenue, Suite 2770
Dallas, Texas	75201
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 969-5530

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Sub-shares in Certificates of Proprietary Interest (par value $0.03-1/3 per share)	TPL	New York Stock Exchange

Item 8.01	Other Events.

On June 23, 2019, Texas Pacific Land Trust (the “Trust”) formed a Conversion Exploration Committee (the “Committee”). The Committee will evaluate, from a corporate, corporate governance, tax, accounting and business perspective, whether the Trust should be converted into a C-corporation or, in the alternative, whether the Trust should remain a business trust (with potential amendments to the Trust’s declaration of trust). A copy of the Committee’s charter is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On June 24, 2019, the Trust sent a letter to Murray Stahl, Chairman and CEO of Horizon Kinetics LLC (“Horizon”), inviting Horizon, as the Trust’s largest shareholder, to designate a person of Horizon’s choosing to serve as a member of the Committee. A copy of the letter is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Also, on June 24, 2019, the Trust issued a press release announcing the formation of the Committee. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Charter of the Conversion Exploration Committee dated June 23, 2019
99.2	Letter from Texas Pacific Land Trust to Horizon Kinetics LLC dated June 24, 2019
99.3	Press Release of Texas Pacific Land Trust dated June 24, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2019	TEXAS PACIFIC LAND TRUST

	By:	/s/ Robert Packer
	Name:	Robert Packer
	Title:	Chief Financial Officer

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